UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 15, 2023
Date of Report (Date of earliest event reported)

Biodesix, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39659	20-3986492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 West Dillon Rd Louisville, Colorado (Address of Principal Executive Office)	80027 (Zip Code)

Registrant’s telephone number, including area code: (303) 417-0500

2970 Wilderness Place, Suite 100, Boulder, Colorado 80301
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	BDSX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 15, 2023, the Company exercised its ability to draw the Tranche B loan for $10.0 million (the Tranche B Loan) pursuant to the Credit Agreement and Guaranty (the Credit Agreement) with Perceptive Credit Holdings IV, LP as the lender and administrative agent (the Lender), executed on November 16, 2022. The Credit Agreement provides for a senior secured delayed draw term loan facility with Perceptive Advisors LLC (Perceptive), in an aggregate principal amount of up to $50.0 million (the Perceptive Term Loan Facility). The Tranche A loan, in an aggregate amount of $30.0 million (the Tranche A Loan), was funded under the Perceptive Term Loan Facility on November 21, 2022. In addition to the Tranche A and B Loans, the Perceptive Term Loan Facility includes an additional Tranche C loan, in an aggregate amount of up to $10.0 million (the Tranche C Loan), which will be accessible by the Company so long as the Company satisfies certain customary conditions precedent, including revenue milestones. The Perceptive Term Loan Facility has a maturity date of November 21, 2027 (the Maturity Date) and provides for an interest-only period during the term of the loan with principal due at the maturity date.

Interest Rate

The Perceptive Term Loan Facility will accrue interest at an annual rate equal to the greater of (a) forward-looking one-month term SOFR as posted by CME Group Inc. and (b) 3.0% per annum, plus an applicable margin of 9.0%.

Amortization and Prepayment

On the Maturity Date, the Company is required to pay the Lender the aggregate outstanding principal amount underlying the Loan and any accrued and unpaid interest thereon. Prior to the Maturity Date, there will be no scheduled principal payments under the Perceptive Term Loan Facility. The Perceptive Term Loan Facility may be prepaid at any time, subject to a prepayment premium equal to 2% to 10% of the aggregate outstanding principal amount being prepaid, depending on the date of prepayment.

Security Instruments and Warrants

Pursuant to a Security Agreement, dated as of November 21, 2022 (the Security Agreement), between the Company and the Lender, substantially all of the Company’s obligations under the Credit Agreement are secured by a first lien perfected security interest on all of the Company’s assets, subject to customary exceptions.

As consideration for the Credit Agreement on November 21, 2022 the Company issued a Warrant to Purchase Stock to the Lender (the Warrant) of up to 5,000,000 shares of the Company's common stock, with warrants exercisable into 3,000,000 shares of the Company’s common stock issued on the funding date of the Tranche A Loan (the Initial Warrants). The per share exercise price for the Initial Warrants is equal to $1.0648, which is equal to the 10-day volume weighted average price (the 10-day VWAP) of the Company’s common stock, par value $0.001 per share (the Common Stock), on the business day immediately prior to the closing date of the Tranche A Loan. In connection with the Tranche B borrowing, additional warrants became exercisable into 1,000,000 shares of common stock with a per share exercise price equal to $1.0648, which is equal to the Initial Warrant exercise price (the Tranche B Warrants) and expire on December 15, 2033.

In addition to the Initial and Tranche B Warrants, additional warrants will become exercisable into 1,000,000 shares of common stock concurrently with the borrowing of the Tranche C Loan (the Tranche C Warrants). The per share exercise price for the Tranche C Warrants will be equal to the lower of (A) the Initial Warrant exercise price or (B) the 10-day VWAP ending on the business day immediately preceding the funding date of the Tranche C loan. Each warrant will be exercisable, in whole or in part, until the 10th anniversary of the date of issuance.

Representations, Warranties, Covenants, and Events of Default

The Credit Agreement contains certain representations and warranties, affirmative covenants, negative covenants, financial covenants, and conditions that are customarily required for similar financings. The affirmative covenants, among other things, require the Company to undertake various reporting and notice requirements, maintain insurance and maintain in full force and effect all Regulatory Approvals, Material Agreements, Material Intellectual Property (each as defined in the Credit Agreement) and other rights, interests or assets (whether tangible or intangible) reasonably necessary for the operations of the Company’s business. The negative covenants restrict or limit the ability of the Company to, among other things and subject to certain exceptions contained in the Credit Agreement, incur new indebtedness; create liens on assets; engage in certain fundamental corporate changes, such as mergers or acquisitions, or changes to the Company’s business activities; make certain Investments or Restricted Payments (each as defined in the Credit Agreement); change its fiscal year; pay dividends; repay other certain indebtedness; engage in certain affiliate transactions; or enter into, amend or terminate any other agreements that has the impact of restricting the Company’s ability to make loan repayments under the Credit Agreement. In addition, the Company must (i) at all times prior to the Maturity Date maintain a minimum cash balance of $2.5 million; and (ii) as of the last day of each fiscal quarter commencing on the fiscal quarter ending March 31, 2023, recognize revenue in amounts agreed to between the Company and Perceptive.

The Credit Agreement also contains certain customary Events of Default which include, among others, non-payment of principal, interest, or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material contracts, certain regulatory-related events and events constituting a change of control. The occurrence of an Event of Default could result in, among other things, the declaration that all outstanding principal and interest under the Perceptive Term Loan Facility are immediately due and payable in whole or in part.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2023	BIODESIX, INC.

	By:	/s/ Robin Harper Cowie
	Name:	Robin Harper Cowie
	Title:	Chief Financial Officer